Exhibit 10.6

EXECUTION COPY

NEW GUARANTEE AGREEMENT (this “New Guarantee Agreement”) dated as of February 4, 2008, among Intelsat (Bermuda), Ltd., a Bermuda exempted company (the “New Guarantor”), Intelsat Jackson Holdings, Ltd., a Bermuda exempted company (the “Borrower”) and Bank of America, N.A., in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS Intelsat (Bermuda), Ltd. as it existed prior to the Transfer described below (“Intelsat Bermuda”) and Intelsat, Ltd. (the “Parent Guarantor”) have heretofore executed and delivered to the Administrative Agent a $1,000,000,000 Senior Unsecured Credit Agreement (as amended, supplemented or otherwise modified, the “Credit Agreement”) dated as of February 2, 2007, and Intelsat Subsidiary Holding Company, Ltd., Intelsat Holdings LLC, Intelsat LLC, Intelsat Global Sales & Marketing Ltd., Intelsat USA Sales Corp., Intelsat USA License Corp., Intelsat Global Service Corporation and Intelsat UK Financial Services Ltd. (collectively, the “Subsidiary Guarantors”, and together with the Parent Guarantor, the “Guarantors”) have heretofore executed and delivered to the Administrative Agent a Guarantee dated as of February 2, 2007 providing for the guarantee of the Borrower’s obligations under the Credit Agreement and the Loans;

WHEREAS prior hereto Intelsat Bermuda transferred certain of its assets and liabilities to the Borrower (the “Transfer”);

WHEREAS Intelsat Bermuda, the Borrower and the Guarantors have heretofore executed and delivered to the Administrative Agent an Assumption and Affirmation Agreement dated as of February [    ], 2008, whereby the Borrower assumed all of Intelsat Bermuda’s obligations under the Credit Agreement and the Loans, and the Guarantors confirmed that each of their guarantees applies to the Borrower’s obligations under the Credit Agreement and the Loans on the terms and subject to the conditions set forth in the Credit Agreement and the Loans;

WHEREAS the New Guarantor desires to execute and deliver to the Administrative Agent the New Guarantee Agreement pursuant to which the New Guarantor shall unconditionally guarantee all of the Borrower’s obligations under the Credit Agreement and the Loans pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 14.1(a)(iii) of the Credit Agreement, the Borrower and the Administrative Agent are authorized to execute and deliver this New Guarantee Agreement;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Borrower and the Administrative Agent mutually covenant and agree for the equal and ratable benefit of the Lenders as follows:

1. Defined Terms. As used in this New Guarantee Agreement, capitalized terms defined in the Credit Agreement and not otherwise defined herein have the meanings assigned such terms in the Credit Agreement. The words “herein,” “hereof” and hereby and other words of similar import used in this New Guarantee Agreement refer to this New Guarantee Agreement as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to unconditionally guarantee the Borrower’s obligations under the Credit Agreement and the Loans on the terms and subject to the conditions set forth in Article 15 of the Credit Agreement as if it were also Holdings (as defined in the Credit Agreement) and to be bound by all other applicable provisions of the Credit Agreement and the Loans applying to a Guarantor and Holdings and to perform all of the obligations and agreements of a Guarantor and Holdings under the Credit Agreement; provided, that the New Guarantor may at any time request to be released from the Guarantee and the Administrative Agent and the Lenders shall promptly effectuate such release and shall, at the Borrower’s expense, take all actions reasonably required or requested by the New Guarantor to effectuate such release.

3. Notices. All notices or other communications to the New Guarantor shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

Intelsat (Bermuda), Ltd.

c/o Intelsat, Ltd.

Wellesley House North, 2nd Floor

90 Pitts Bay Road

Pembroke, Bermuda HM 08

4. Ratification of Credit Agreement; New Guarantee Agreement Part of Credit Agreement. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This New Guarantee Agreement shall form a part of the Credit Agreement for all purposes, and every Lender and Credit Party shall be bound hereby.

5. Governing Law. THIS NEW GUARANTEE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Administrative Agent Makes No Representation. The Administrative Agent makes no representation as to the validity or sufficiency of this New Guarantee Agreement.

7. Counterparts. The parties may sign any number of copies of this New Guarantee Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this New Guarantee Agreement to be duly executed as of the date first above written.

INTELSAT (BERMUDA), LTD.

By:
Name:
Title:

INTELSAT JACKSON HOLDINGS, LTD.

By:
Name:
Title:

[New Guarantee Agreement Signature Page]

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

By:
Name:
Title:

[New Guarantee Agreement Signature Page]